EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                    MADISON-TAYLOR GENERAL CONTRACTORS, INC.


     FIRST: The name of the corporation is:

     Madison-Taylor General Contractors, Inc.

     SECOND: Its registered office in the state of Nevada is located at 6767 W. Tropicana Ave., Suite 207, Las Vegas, Nevada 89103 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the States of Nevada as well as within the State of Nevada.

     THIRD: The objects for which this Corporation is formed are: To engage in any lawful activity, including but not limited to the following:

      (A) Shall have such rights, privileges and powers as may be conferred upon corporations any by existing law.

      (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

      (C) Shall have power to have succession by its corporate name for the period limited in its certificates or Articles of Incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

      (D) Shall have power to sue and to be sued in any court of law or equity.


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     (E) Shall have power to make contracts.

     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take same devise or bequest in the State of Nevada, or in any other state, territory or country.

     (G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

     (H) Shall have power to make By-Laws not consistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its shareholders.

     (I) Shall have power to wind tip and dissolve itself, or be wound up or dissolved.

     (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of the seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

      (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or any other lawful purpose of its incorporation: to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specific event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or


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for any other lawful object.

     (L) Shall have power to guarantee, purchase, hold sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds securities of evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     (M) Shall have power to purchase, hold, sell and transfer shares of its capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

     (N) Shall have power to conduct business, have one or more offices, and hold , purchase, mortgage and convey real and personal property in the State of Nevada and in any other of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

     (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth in the certificate or Articles of incorporation of the Corporation, or any amendment thereof.

     (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.


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     EIGHTH: The Resident Agent for this corporation shall be:

     SAVOY FINANCIAL GROUP, INC.

     The address of said agent, and the registered or statutory address of this corporation in the State of Nevada, shall be:

6767 W. Tropicana Ave., Suite 207                    Las Vegas, Nevada 89103

     NINTH: The corporation is to have perpetual existence.

     TENTH In furtherance and not in limitation of the owners conferred by statue, the Board of Directors is expressly authorized:

     Subject to the By-Laws. if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in: to authorize and cause to be executed, mortgages and liens upon the real and personal, property of this corporation.

     By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

     When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given


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at a  Stockholders  meeting called for that purpose,  or when  authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     TWELFTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for the acts or omissions prior to such repeal or modification.


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     THIRTEENTH:  This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation and all rights conferred upon. Stockholders herein are granted subject to this reservation.


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      I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 15th day of June 1998.


/s/ PAUL W. ANDRE
_________________
    Paul W. Andre


     On this 15th day June 1998, before me, Felicia Nilson a Notary Public, personally appeared Paul W. Andre, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on this person, or entity upon behalf of which the person acted, executed this instrument.

                                    WITNESS my hand and official seal.



                                    /s/ FELICIA NILSON
                                        ___________________
                                        Felicia Nilson
                                        Notary Public

(Notarial Seal appears Here)



                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

     I, Savoy Financial Group, Inc. hereby accept appointment as Resident Agent of MADISON-TAYLOR GENERAL CONTRACTORS, INC. the previously named Corporation.

          /s/ PAUL ANDRE                 President          06-15-98
          ___________________________________________________________
          Name                           Title              Date


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     (E) Shall have power to make contracts.

     (F) Shall have power to hold, purchase find convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take same devise or bequest in the State of Nevada, or in any other state, territory or country.

     (G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

     (H) Shall have power to make By-Laws not consistent with, the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its shareholders.

     (I) Shall have power to wind up and dissolve itself, or be wound up or dissolve

     (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of the seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

     (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises or any other lawful purpose of its incorporation: to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specific event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or


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                                                               Filed # C13957-98

                                                                    May 28, 2004
                                                                 /s/ DEAN HELLER
                                In the Office of Dean Heller, Secretary of State

Logo Appears Here

Dean Heller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708 website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 79.385 and 78.390)

Important: Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 "After Issuance of Stock)

1.   Name of corporation:

     Madison-Taylor General Contractors, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     RESOLVED when the Article FIRST of the Articles of Incorporation is amended to read in full as follows:

     FIRST: The Name of the corporation is:

     Madison-Taylor General Contractors, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 11.250.

4.   Effective date of filing (optional):

5.   Officer Signature (required): /s/ C. L. JOHNSON
                                   _________________

*If any proposed amendment would alter or change any preferance penalty relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, or the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


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                                                               Filed # C13957-98

                                                                   June 14, 2004
                                                                 /s/ DEAN HELLER
                                In the Office of Dean Heller, Secretary of State

Logo Appears Here

Dean Heller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708 website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 79.385 and 78.390)

Important: Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 "After Issuance of Stock)

1.   Name of corporation:

     Madison Explorations, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     Article Fourth is amended to read, in full, as follows:

      ARTICLE FOURTH - That the number of shares of common stock which the Corporation shall have authority to issue is Five Hundred Million Shares (500,000,000). The par value of each of such shares is 5001. All shares are one class and are shares of common stock. Upon the amendment of this Article Fourth to read as set forth above, each one outstanding share split, reconstituted and converted into (5,000) shares. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 11.250.

4.   Effective date of filing (optional):

5.   Officer Signature (required): /s/ C. L. JOHNSON
                                   _________________

*If any proposed amendment would alter or change any preferance penalty relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, or the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


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